Exhibit 23.1






                                November 13, 1997



American International Petroleum Corporation
444 Madison Avenue, Suite 32023
New York, New York 10022

Huddleston & Co., Inc. consents to the use of its name and its report dated February 6, 1997, entitled "American International Petroleum Corporation, Colombia, S.A., Estimated Reserves and Revenues, as of January 1, 1997" by American International Petroleum Corporation in its Form 10K for the fiscal year ended December 31, 1996. We also consent to the reference to our firm under the capition "Experts".

                                               For and On Behalf of

                                               HUDDLESTON & CO., INC.



                                               /s/ Peter D. Huddleston, P.E.
                                                   Peter D. Huddleston, P.E.
                                                   President